UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2008

VWR Funding, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-124100	56-2445503
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1310 Goshen Parkway P.O. Box 2656 West Chester, PA	19380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 431-1700

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.02 Results of Operations and Financial Condition
Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure
As previously announced, on Wednesday, March 12, 2008, at 9:00 a.m. (Eastern Time), members of the senior management of VWR Funding, Inc. (the “Company”) will hold a teleconference to discuss the Company’s financial results for the quarter and year ended December 31, 2007. A copy of the press release issued by the Company on March 6, 2008, which provides information regarding the teleconference, was attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2008.
Management’s presentation will contain a discussion of certain non-GAAP financial measures described below.
EBITDA
Management’s presentation will contain a discussion of earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the three and twelve months ended December 31, 2007 and 2006. EBITDA is a non-GAAP financial measure. Accordingly, the table presented below reconciles this non-GAAP measure to net income for each of the periods referenced above. Net income is the most comparable GAAP measure presented in the Company’s financial statements.
EBITDA should not be considered as an alternative to net income or any other GAAP measure of performance or liquidity. Our calculation of EBITDA eliminates the effect of charges primarily associated with financing decisions, tax regulations and capital investments. Accordingly, EBITDA is a key financial metric used by the Company’s investors and management to evaluate and measure the Company’s operating performance.
The presentation in the table under “Predecessor” includes the results of the Company through the close of business on June 29, 2007, prior to giving effect to the consummation of the merger (the “Merger”) pursuant to which the Company was acquired (on that date) by affiliates of Madison Dearborn Partners, LLC. The Merger has been reflected as of June 30, 2007 and the presentation in the table under “Successor” includes results of the Company from June 30, 2007, after giving effect to the consummation of the Merger.
EBITDA
(US dollars in millions)
Reconciliation of Reported Net Income (Loss) to EBITDA

			Twelve Months
			Ended
			December 31, 2007
	Successor	Predecessor	Successor	Predecessor	Predecessor
	Three Months	Three Months	June 30-	January 1 -	Twelve Months
	Ended	Ended	December 31,	June 29	Ended
	December 31, 2007	December 31, 2006	2007	2007	December 31, 2006
Net Income (Loss)	$(46.3)	$6.4	$(49.0)	$(25.6)	$46.4
Income tax (benefit) provision	9.2	8.7	(42.7)	(8.3)	32.7
Interest expense, net	62.4	28.4	127.4	98.5	110.4
Depreciation and amortization	26.9	15.9	53.2	19.4	41.4

EBITDA	$52.2	$59.4	$88.9	$84.0	$230.9

Combined 2007 EBITDA			$172.9

As noted in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, the Company recorded certain significant charges during the three and twelve months ended December 31, 2007. Although the majority of the Company’s outstanding debt is denominated in U.S. dollars, as of December 31, 2007, it had outstanding €725.0 million ($1,058.7 million on a U.S. dollar equivalent basis as of December 31, 2007) of foreign currency-denominated debt recorded on its U.S. dollar-denominated balance sheet. As a result, the Company’s operating results and EBITDA are exposed to foreign currency translation risk with respect to this indebtedness. The Company’s results for the three months ended December 31, 2007 and for the periods included in the twelve months ended December 31, 2007, include net unrealized exchange losses of $24.3 million and $64.0 million, respectively, primarily due to the strengthening of the Euro against the U.S. dollar during such time periods.

In addition, during 2007 the Company recorded transaction expenses of $36.8 million associated with the Merger and $11.7 million of non-cash compensation expense primarily relating to the acceleration of equity-based awards that were vested as a result of the change of control caused by the Merger. Charges for non-cash equity compensation aggregated $1.0 million during the three-months ended December 31, 2007. Non-cash stock based compensation expense of $2.0 million and $4.9 million is included within the Company’s results for the three and twelve months ended December 31, 2006, respectively.
Combined Results
Management’s presentation also will contain a discussion of captions from the Company’s Consolidated Statements of Operations and Consolidated Statement of Cash Flows, in each case, for the year ended December 31, 2007 on a basis that combines performance for the Predecessor period with the Successor Period. This combined presentation is not consistent with GAAP, but management will discuss this combined presentation to provide investors with what it believes is a meaningful basis of comparing the Company’s performance for the year ended December 31, 2007 to the year ended December 31, 2006. This combined presentation may yield results that are not strictly comparable on a period-to-period basis primarily due to the impact of purchase accounting adjustments and the impact of changes in the Company’s capital structure associated with the Merger. Accordingly, this combined presentation should not be considered as an alternative to GAAP presentations of performance or liquidity
The presentation in the tables below reflects the applicable captions for the Successor and Predecessor periods in 2007 pursuant to GAAP, and for the full year ended December 31, 2007 on a “Combined” basis, which is a non-GAAP presentation. The “Combined” amounts represent the mathematical sum of the GAAP amounts presented for the Successor and Predecessor periods.
Combined Statement of Operations

	Year Ended December 31, 2007
	Successor	Predecessor	Combined
Net sales	$1,822.7	$1,699.3	$3,522.0
Cost of goods sold	1,311.3	1,230.1	2,541.4

Gross profit	511.4	469.2	980.6
Selling, general and administrative expenses	408.5	371.3	779.8
Merger expenses	—	36.8	36.8

Operating income	102.9	61.1	164.0
Interest income	3.0	3.3	6.3
Interest expense	(130.4)	(101.8)	(232.2)
Other income (expense), net	(67.2)	3.5	(63.7)

Loss before income taxes	(91.7)	(33.9)	(125.6)
Income tax benefit	42.7	8.3	51.0

Net loss	$(49.0)	$(25.6)	$(74.6)

Condensed Combined Cash Flow Data

	Year Ended December 31, 2007
	Successor	Predecessor	Combined
Net (loss) income	$(49.0)	$(25.6)	$(74.6)
Depreciation and amortization	53.2	19.4	72.6
Unrealized translation loss	67.1		67.1
Non-cash interest accretion		17.5	17.5
Non-cash equity compensation expense	2.7	9.0	11.7
Amortization and write-off of debt issuance costs	4.8	31.0	35.8
Deferred income tax (benefit)	(60.3)	(15.7)	(76.0)
Trade accounts receivable	21.7	(14.1)	7.6
Other receivables	(12.2)	6.0	(6.2)
Inventories	(3.6)	(9.7)	(13.3)
Accounts payable	(23.0)	15.2	(7.8)
Accrued expenses and other long-term liabilities	15.8	21.6	37.4
All other, net	2.2	2.4	4.6

Net cash provided by operating activities	19.4	57.0	76.4

Acquisitions	(36.1)	(19.4)	(55.5)
Capital expenditures	(16.3)	(15.7)	(32.0)
Merger consideration and all other, net	(3,801.7)	2.2	(3,799.5)

Net cash used in investing activities	(3,854.1)	(32.9)	(3,887.0)

Net cash provided by (used in) in financing activities	3,877.9	(29.7)	3,848.2

Effect of exchange rate changes on cash	1.8	2.0	3.8

Increase (decrease) in cash	$45.0	$(3.6)	$41.4

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VWR Funding, Inc.
	By:	/s/ Gregory L. Cowan
Date: March 11, 2008		Name:	Gregory L. Cowan
		Title:	Vice President and Corporate Controller

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